Exhibit 10.1

EQUITY PURCHASE AGREEMENT

THIS EQUITY PURCHASE AGREEMENT (this “Agreement”) is made as of April 22, 2005, between VI ACQUISITION CORP., a Delaware corporation (the “Company”), and ANTHONY CARROLL (“Purchaser”).

RECITALS

The Company and Purchaser desire to enter into an agreement pursuant to which Purchaser will commit to purchase, and the Company will commit to sell, 5,802 shares of the Company’s Common Stock, par value $0.0001 per share  (“Common Stock”) and 284.087  shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (“Preferred Stock”). All of such shares of Common Stock and Preferred Stock are referred to herein as the “Shares.”

Prior to the date of this Agreement, Purchaser has executed that certain Joinder Agreement by and between the Company and the Purchaser dated as of February 27, 2004 (“Joinder Agreement”), pursuant to which Purchaser was made a party to that certain Stockholders Agreement by and among the Company, and the other parties named therein, dated as of June 13, 2003 (the “Stockholders Agreement”) and Purchaser has also executed that certain Management Agreement by and between the Company and Purchaser dated as of February 12, 2004 (“Management Agreement”).

The parties hereto agree as follows:

1.             Share Purchase. Upon execution of this Agreement, Purchaser will purchase, and the Company will sell, 5,802 shares of Common Stock at a price of $4.53 per share and 284.087 shares of Preferred Stock at a price of $1,134.16 per share. The Company will deliver to Purchaser the certificates representing the Shares, and Purchaser will deliver to The Company a cashier’s or certified check or wire transfer of funds in the aggregate amount of $348,483.17.

2.             Representations and Warranties of Purchaser. In connection with the purchase and sale of the Shares pursuant hereto, Purchaser represents and warrants to the Company that:

(a)           The Shares will be acquired for Purchaser’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended from time to time (the “Securities Act”), or any applicable state securities laws, and the Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(b)           Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares;

(c)           Purchaser is able to bear the economic risk of an investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(d)           Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as Purchaser has requested;

(e)           This Agreement and any other agreement contemplated hereby constitute legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms, and the execution, delivery and performance of this Agreement and such other agreements by Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Purchaser is a party or any judgment, order or decree to which Purchaser is subject;

(f)            Purchaser is not a party to or bound by any other employment agreement, noncompete agreement or confidentiality agreement which conflicts with the obligations set forth in this Agreement; and

(g)           Purchaser is a resident of the state set forth following Purchaser’s signature.

3.             Representations and Warranties of the Company. In connection with the purchase and sale of the Shares pursuant hereto, the Company represents and warrants to Purchaser that:

(a)           Organization and Authority. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

(b)           Duly Authorized Shares. The issuance of the Shares has been duly authorized by the Company. When delivered and fully paid for by Purchaser, the Shares will be validly issued, fully paid and non-assessable.

4.             Restrictions on Transfer of Shares. The Management Agreement and the Stockholders Agreement and other documents to which Purchaser is a party contain certain restrictions on the transferability of the Shares and other obligations of Purchaser with respect to the Shares and otherwise.

5.             Notices. Any notice provided for in this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) one (1) business day following deposit with a reputable express courier service for next day delivery (charges prepaid), (c) three (3) business days after it is mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) one (1) business day after receipt is electronically confirmed, if sent by fax (provided that a hard copy shall be promptly sent by first class mail, postage prepaid). Such notices, demands and other communications shall be sent to the Purchaser and to the Company at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party:

If to the Company:

VI Acquisition Corp.

400 West 48th Avenue

Denver, Colorado 80216

Attn:                    Chief Executive Officer

Tel:                            (303) 296-2121

Fax:                           (303) 672-2668

If to the Purchaser, at the address set forth following Purchaser’s signature,

or such other address, facsimile number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6.             General Provisions.

(a)           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(b)           Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(c)           Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d)           Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Purchaser, the Company, and their respective successors and assigns (including subsequent holders of Shares); provided that the rights and obligations of Purchaser under this Agreement shall not be assignable except in connection with a permitted transfer of Shares hereunder and under the Stockholders Agreement and Management Agreement.

(e)           Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

(f)            Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(g)           Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Purchaser. No cause of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

(h)           Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in Chicago, Illinois, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(i)            Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

IN WITNESS WHEREOF, the parties hereto have executed this Equity Purchase Agreement as of the date first written above.

VI ACQUISITION CORP.

By:
Name: Debra Koenig
Its: Executive Vice President

PURCHASER

ANTHONY CARROLL

State of residence: COLORADO

Purchaser’s Address for Notices:

Tel:
Fax: